Exhibit I
                                                             Page 11 of 12 Pages
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           Directors and Executive Officers of SBC Communications Inc.
           -----------------------------------------------------------


Directors

         Our directors and their principal occupations as of the date hereof are set forth in the following table.

Name                               Present Principal Occupation or Employment

Edward E. Whitacre, Jr.            Chairman of the Board and Chief Executive
                                   Officer
Gilbert F. Amelio                  Director (Chairman and Chief Executive
                                   Officer, Beneventure Capital; Senior
                                   Partner, Sienna Ventures)
Clarence C. Barksdale              Director (Member, Board of Trustees,
                                   Washington University)
James E. Barnes                    Director (Chairman of the Board, President
                                   and Chief Executive Officer, MAPCO Inc.,
                                   Retired)
August A. Busch III                Director (Chairman of the Board, Anheuser-
                                   Busch Companies, Inc.)
William P. Clark                   Director (Senior Counsel, Clark, Cali and
                                   Negranti, Attorneys at Law)
Martin K. Eby, Jr.                 Director (Chairman of the Board and Chief
                                   Executive Officer, The Eby Corporation)
Herman E. Gallegos                 Director (Independent Management Consultant)
Jess T. Hay                        Director (Chairman, HCB Enterprises Inc;
                                   Chairman of the Texas Foundation
                                   for Higher Education)
James A. Henderson                 Director (Retired Chairman and Chief
                                   Executive Officer, Cummins Inc.)
Bobby R. Inman                     Director (Admiral, United States Navy,
                                   Retired)
Charles F. Knight                  Director (Chairman of the Board,
                                   Emerson Electric Co.)
Lynn M. Martin                     Director (Chair of the Council for the
                                   Advancement of Women; Advisor to the
                                   Firm, Deloitte & Touche LLP; Professor, J.L.
                                   Kellogg Graduate School of
                                   Management, Northwestern University)
John B. McCoy                      Director (Retired Chairman and Chief
                                   Executive Officer, BANK ONE CORPORATION)
Mary S. Metz                       Director (President, S.H. Cowell Foundation)
Toni Rembe                         Director (Partner, Pillsbury Winthrop LLP)
S. Donley Ritchey                  Director (Managing Partner, Alpine Partners)
Joyce M. Roche                     Director (President and Chief Executive
                                   Officer, Girls Incorporated)
Carlos Slim Helu                   Director (Chairman of the Board, Carso Global
                                   Telecom, S.A. de C.V.;
                                   Chairman of the Board, Telefonos de Mexico,
                                   S.A. de C.V.; Chairman of the
                                   Board, America Movil, S.A. de C.V.)
Laura D'Andrea Tyson               Director (Dean, London Business School,
                                   London, England)
Patricia P. Upton                  Director (President and Chief Executive
                                   Officer, Aromatique, Inc.)


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                                                            Page 12 of 12 Pages

                                                                       Exhibit I




Officers

         In addition to the directors named above, the following persons, all of whom are full-time employees of SBC, hold the offices indicated in the following table as of July 31, 2002.

 Name                                  Position

 Edward E. Whitacre, Jr.               Chairman of the Board and Chief Executive
                                       Officer
 Stanley T. Sigman                     Group President and Chief Operating
                                       Officer
 James W. Callaway                     Group President
 John H. Atterbury III                 Group President - Strategic Processes
 William M. Daley                      President
 Randall L. Stephenson                 Senior Executive Vice President and
                                       Chief Financial Officer
 James D. Ellis                        Senior Executive Vice President and
                                       General Counsel
 Karen E. Jennings                     Senior Executive Vice President --
                                       Human Resources
 James S. Kahan                        Senior Executive Vice President --
                                       Corporate Development
 Rayford Wilkins, Jr.                  Group President

         The business address of our directors and officers is 175 E. Houston, San Antonio, Texas 78205-2233, U.S.A